Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of LendingClub Corporation and the effectiveness of LendingClub Corporation's internal control over financial reporting dated February 20, 2019, appearing in the Annual Report on Form 10-K of LendingClub Corporation for the year ended December 31, 2018.

/s/ DELOITTE & TOUCHE LLP
July 2, 2019